UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014

United Development Funding Income Fund V

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-194162 (1933 Act)	46-3890365
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2014, United Development Funding Income Fund V (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) for up to $10 million of borrowings pursuant to a revolving line of credit (the “Credit Facility”) from Veritex Community Bank (the “Lender”). The interest rate on the Credit Facility is equal to the prime rate of interest as published in the Wall Street Journal plus 1.25% per annum. Accrued interest on the outstanding principal amount of the Credit Facility is payable monthly.  The Credit Facility matures and becomes due and payable in full on May 14, 2016. On November 14, 2014, the interest rate under the Credit Facility was 4.5% and $0 in principal was outstanding under the Credit Facility.

The amount available to the Company to draw under the Credit Facility is subject to a borrowing base determined by the Lender, which is generally based on the unpaid principal balance of an eligible loan to be originated by the Company or the appraised value of the real property securing an eligible loan to be originated by the Company, subject to reduction by the Lender for a borrower concentration or other discretionary reasons.

The Credit Facility is secured by a first priority security interest in all of the Company’s current and future assets. The Credit Facility will also be secured by the collateral assignment to the Lender of loans originated by the Company, if required by Lender. In connection with the Credit Facility, the Company paid the Lender a commitment fee of $100,000, which is 1% of the maximum borrowings under the Credit Facility.

The Loan Agreement requires the Company to maintain a leverage ratio of not greater than 1:1. The Loan Agreement includes usual and customary events of default for facilities of this nature. If a default occurs under the Credit Facility, the Lender may declare the Credit Facility to be due and payable immediately, after giving effect to any notice and cure periods provided for in the Loan Agreement and associated documents. In such event, the Lender may exercise any rights or remedies it may have, including, without limitation, a foreclosure of the collateral or an increase of the interest rate to 18% per annum.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding Income Fund V

Dated: November 20, 2014	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer